Exhibit 99.1

Sino-Global Announces Fiscal 2019 Second Quarter Financial Results

Highlighted by 101.4% Increase to $10.5 Million in Total Revenues

Roslyn, New York, February 13, 2019 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company”, “our”, “we” or “us”), a logistics integrated solutions provider engaged in non-asset based global shipping, freight logistics, and inland transportation management and related services, today announced its financial and operating results for the second quarter and six months ended December 31, 2018 (“Fiscal 2019”).

The Company has also provided an update on its Quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission the same day. Management encourages investors to review this filing for more details of the Company’s financial results for the period.

Management Comments – Highlights in Second Quarter of Fiscal 2019

Mr. Lei Cao, Chairman and Chief Executive Officer of Sino-Global commented, “We delivered multiple shipments totaling approximately $0.89 million in revenue for the Company for November and December 2018 as part of our expanded shipping agency business and our freight logistics business generated revenue of approximately $8.98 million during the second quarter of 2019. The second quarter reflected the full impact of our costs associated with the transition to a shipping agency and logistics focus without the corresponding revenue, which we believe will be expressed in the second half of Fiscal 2019. The Company has signed multiple contracts over the past year with large import / export agencies throughout China and anticipates an increase in revenues in this business segment.”

Mr. Cao continued, “Our plan is to develop a shipping agency network in China and South East Asia for the next three years and to expand our shipping agency network worldwide. We plan to build the network through acquisitions or strategic partnership with other shipping agencies. Our shipping agency business will be mostly conducted through our subsidiaries in China, Hong Kong and Australia, where we have over 20 years of experience. Our initial strategy was to expand our partnerships gradually during 2018 with agencies that have a strong track-record throughout 2018 and then to increase sales and cash generation throughout 2019. We began seeing a considerable shift in sales in the fiscal 2019 second quarter and expect this to continue throughout the remainder of 2019.”

Fiscal 2019 Second Quarter and Subsequent Operating Highlights

●	On November 1, 2018, the Company signed a five-year strategic cooperation agreement with a Hong Kong listed Company, Sinco Pharmaceuticals Holdings Ltd (“Sinco”), pursuant to which both companies will contribute resources and expertise to develop cold chain logistics in China.

●	On January 1, 2019, the Company signed a shipment service agreement with Chongqing Iron and Steel Company (“Chongqing Iron and Steel”) which appointed the Company to ship 1 million tons of iron ore and coal to their designated port with service period from January 1, 2019 to December 31, 2019. The business relationship Sino-Global has with Chongqing Iron and Steel will further enhance and develop its freight logistics business.

●	During the three months ended December 31, 2018, the Company signed a shipping agency agreement with Y&D Marine Limited Co.. On January 30, 2019, Sino-Global signed an agency agreement with Zhejiang Baoming International Shipping Agency Co., Ltd. and assigned them as the port agent, due to the aforementioned shipping agency agreement with Y&D Marine Limited Co. We will cooperate with more port agents in the near future to further expand our shipping agency business.

Fiscal Year 2019 Second Quarter Financial Review

●	Total revenues increased by 101.4% to approximately $10.5 million for the three month period ended December 31, 2018, compared to approximately $5.2 million in the period ended December 31, 2017. This increase was due to the Company’s business development efforts in freight logistics. In addition, as the Company decided to transit back to the shipping agency business, we had generated approximately $0.9 million of revenue from providing shipping agency services in the second quarter of fiscal year 2019.

●	The Company’s gross profit for the three month period ended December 31, 2018 was approximately $1.96 million, compared to approximately $1.84 million for the same period in the prior year. Gross profit margin during the period was 18.6% compared to 35.3% for the same period last year.

●	Sino-Global’s selling, general and administrative expenses (SG&A expenses) were approximately $2.1 million for the three month period ended December 31, 2018, compared to approximately $1.9 million in the same period of the prior year. As a percentage of revenue, SG&A expenses decreased to 19.8% from 36.0% in the prior year period, largely due to greater efficiency on higher revenues.

●	The Company’s provision for doubtful accounts was $416,706 for the three months ended December 31, 2018, compared with a provision for doubtful accounts of $861,967 for the same period in 2017. The decrease was due to faster collections from customers. As the Company continues its business relationship with several large customers, it will continue to monitor the collection closely with respect to trade accounts receivable.

●	For the three months ended December 31, 2018, the Company reported a net loss attributable to the Company of approximately $1.5 million, or $(0.11) per diluted share based on weighted average diluted shares outstanding of 13,769,918, compared to a net income attributable to the Company of approximately $0.3 million, or $0.03 per diluted share based on weighted average diluted shares outstanding of 10,415,503, for the same period in the prior year.

The following tables present summary information by segments for the three months ended December 31, 2018 and 2017:

		For the three months ended December 31, 2018
	Shipping Agency Services	Inland Transportation Management Services	Freight Logistics Services	Container Trucking Services	Total
Revenues
- Related party	$-	$75,000	$-	$-	$75,000
- Third parties	$889,070	$345,000	$8,978,923	$227,294	$10,440,287
Total revenues	$889,070	$420,000	$8,978,923	$227,294	$10,515,287
Cost of revenues	$809,040	$20,000	$7,497,666	$229,891	$8,556,597
Gross profit	$80,030	$400,000	$1,481,256	$(2,596)	$1,958,690
Depreciation and amortization	$-	$20,339	$475	$4,751	$25,565
Total capital expenditures	$-	$-	$-	$8,534	$8,534
Gross margin%	9.0%	95.2%	16.5%	(1.1%)	18.6%

	For the three months ended December 31, 2017
	Shipping Agency Services	Inland Transportation Management Services	Freight Logistics Services	Container Trucking Services	Total
Revenues
- Related party	$-	$555,246	$-	$-	$555,246
- Third parties	$-	$838,595	$3,699,775	$126,865	$4,665,235
Total revenues	$-	$1,393,841	$3,699,775	$126,865	$5,220,481
Cost of revenues	$-	$174,025	$3,152,005	$49,848	$3,375,878
Gross profit	$-	$1,219,816	$547,770	$77,017	$1,844,603
Depreciation and amortization	$-	$12,736	$476	$5,327	$18,539
Total capital expenditures	$-	$-	$2,721	$42,480	$45,201
Gross margin%	-	87.5%	14.8%	60.7%	35.3%

Balance Sheet Information

●	As of December 31, 2018, the Company had approximately $2.5 million in cash, working capital of apporximately $12.5 million and stockholders’ equity of approximately $18.6 million.

●	The Company had no long-term debt as of December 31, 2018.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged originally in shipping, chartering, logistics and related business services. Headquartered in New York, Sino-Global has offices in mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency, inland transportation management, freight logistics and container trucking services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.com. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to sell or a solicitation of an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the U.S. Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events unless required by applicable law or regulations.

Contact Information

The Equity Group Inc.

Adam Prior

Senior Vice-President

(212)-836-9606 / aprior@equityny.com

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net revenues - third parties	$10,440,287	$4,665,235	$16,617,820	$9,480,086
Net revenues - related party	75,000	555,246	397,000	1,120,406
Total revenues	10,515,287	5,220,481	17,014,820	10,600,492
Cost of revenues	(8,556,597)	(3,375,878)	(13,640,429)	(7,041,796)
Gross profit	1,958,690	1,844,603	3,374,391	3,558,696

Selling expenses	(258,229)	(335,261)	(366,598)	(357,727)
General and administrative expenses	(1,831,746)	(1,546,305)	(3,676,579)	(2,247,289)
Stock-based compensation	(1,047,376)	(280,709)	(1,864,584)	(343,082)
Total operating expenses	(3,137,351)	(2,162,275)	(5,907,761)	(2,948,098)

Operating income (loss)	(1,178,661)	(317,672)	(2,533,370)	610,598

Financial income, net	782	137,799	1,494	222,595

Net income (loss) before provision for income taxes	(1,177,879)	(179,873)	(2,531,876)	833,193

Income tax benefit (expense)	(244,979)	571,121	(178,513)	274,692

Net income (loss)	(1,422,858)	391,248	(2,710,389)	1,107,885

Net income attributable to non-controlling interest	51,114	93,545	80,345	192,993

Net income (loss) attributable to Sino-Global Shipping America, Ltd.	$(1,473,972)	$297,703	$(2,790,734)	$914,892

Comprehensive income (loss)
Net income (loss)	$(1,422,858)	$391,248	$(2,710,389)	$1,107,885
Other comprehensive income (loss) - foreign currency	(106,762)	97,600	(568,924)	145,317
Comprehensive income (loss)	(1,529,620)	488,848	(3,279,313)	1,253,202
Less: Comprehensive income attributable to non-controlling interest	26,930	20,618	133,655	61,365
Comprehensive income (loss) attributable to Sino-Global Shipping America Ltd.	$(1,556,550)	$468,230	$(3,412,968)	$1,191,837

Earnings (loss) per share
Basic	$(0.11)	$0.03	$(0.21)	$0.09
Diluted	$(0.11)	$0.03	$(0.21)	$0.09

Weighted average number of common shares used in computation
Basic	13,769,918	10,367,492	13,457,726	10,236,513
Diluted	13,769,918	10,415,503	13,457,726	10,286,683

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	June 30,
	2018	2018

Assets
Current assets
Cash	$2,454,226	$7,098,259
Accounts receivable, less allowance for doubtful accounts of $3,080,328 and $1,682,228 as of December 31, 2018 and June 30, 2018, respectively	12,148,934	8,428,853
Other receivables, less allowance for doubtful accounts of $145,186 and $145,176 as of December 31, 2018 and June 30, 2018, respectively	35,040	69,239
Advances to suppliers-third parties	934,824	704,878
Advances to suppliers-related party	-	3,414,619
Prepaid expense and other current assets	354,969	588,439
Due from related party	1,105,775	2,087,994
Total Current Assets	17,033,768	22,392,281

Property and equipment, net	900,455	956,429
Intangible assets, net	121,389	153,056
Prepaid expenses	1,267,005	1,878,258
Other long-term assets - deposits	3,048,586	143,303
Deferred tax assets, net	755,000	634,500
Total Assets	$23,126,203	$26,157,827

Liabilities and Equity

Current Liabilities
Advances from customers	$126,395	$415,385
Accounts payable	770,077	3,225,661
Taxes payable	3,015,104	2,700,619
Accrued expenses and other current liabilities	594,082	280,888
Total current liabilities	4,505,658	6,622,553

Total liabilities	4,505,658	6,622,553

Commitments and Contingencies

Equity
Preferred stock, 2,000,000 shares authorized, no par value, none issued	-	-
Common stock, 50,000,000 shares authorized, no par value; 15,421,200 and 13,271,032 shares issued as of December 31, 2018 and June 30, 2018, respectively; 15,245,703 and 13,095,535 outstanding as of December 31, 2018 and June 30, 2018, respectively	25,791,830	23,717,330
Additional paid-in capital	2,045,657	1,755,573
Treasury stock, at cost, 175,497 shares as of December 31, 2018 and June 30, 2018	(417,538)	(417,538)
Accumulated deficit	(3,225,590)	(434,856)
Accumulated other comprehensive loss	(894,641)	(272,407)
Total Sino-Global Shipping America Ltd. Stockholders' Equity	23,299,718	24,348,102

Non-controlling Interest	(4,679,173)	(4,812,828)

Total Equity	18,620,545	19,535,274

Total Liabilities and Equity	$23,126,203	$26,157,827

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (UNAUDITED)

	For the Six Months Ended
	December 31,
	2018	2017

Operating Activities
Net income (loss)	$(2,710,389)	$1,107,885
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	1,864,584	343,082
Depreciation and amortization	51,280	31,742
Provision for doubtful accounts	1,287,787	837,431
Deferred tax benefit	(120,500)	(1,073,700)
Changes in assets and liabilities
Accounts receivable	(5,044,123)	(2,210,485)
Other receivables	79,773	(234,751)
Advances to suppliers-third parties	(220,166)	50,465
Advances to suppliers-related party	3,294,701	-
Prepaid expenses and other current assets	408,642	80,952
Other long-term assets - deposits	(2,489,067)	-
Due from related parties	1,091,355	(921,532)
Advances from customers	(295,619)	(23,001)
Accounts payable	(2,508,225)	288,283
Taxes payable	305,603	731,456
Due to related parties	-	(206,323)
Accrued expenses and other current liabilities	286,613	(61,218)
Net cash used in operating activities	(4,717,751)	(1,259,714)

Investing Activities
Acquisition of property and equipment	(9,357)	(50,278)
Acquisition of intangible assets	-	(190,000)
Prepayment for acquisition of intangible assets	-	(10,000)
Net cash used in investing activities	(9,357)	(250,278)

Financing Activities
Proceeds from issuance of common stock	500,000	-
Net cash provided financing activities	500,000	-

Effect of exchange rate fluctuations on cash	(416,925)	(3,902)

Net decrease in cash	(4,644,033)	(1,513,894)

Cash at beginning of period	7,098,259	8,733,742

Cash at end of period	$2,454,226	$7,219,848

Supplemental information
Income taxes paid	$16,536	$60,162